                                                           EXHIBIT 10.15

                      AMENDMENT #2 TO EMPLOYMENT AGREEMENT


         This Agreement made as of the first day of November, 1995, by and between Ross K. Colquhoun, (hereinafter referred to as "Employee") and The Raymond Corporation, a New York Corporation, with a principal place of business at Greene, New York (hereinafter referred to as "Raymond").

         WHEREAS, Employee and Raymond are presently parties to an Employment Agreement dated November 3, 1987 (hereinafter referred to as "Employment Agreement") and an amendment thereto dated June 14, 1994, and

         WHEREAS, to permit Employee greater flexibility in financial planning, Raymond has decided to amend the existing Employment Agreement to restate paragraph 4 to increase the number of payment options available and to include the annual benefit percentage contained in Amendment #1,

         NOW THEREFORE, in consideration of the mutual promises contained herein and in the Employment Agreement, the parties agree to delete paragraph 4 of said Agreement and restate it as follows:

         4.       Pension and Supplemental Pension

                  Employee will be eligible for coverage under Raymond's Pension Plan and, in addition, Raymond agrees to pay a supplemental pension providing for monthly payments at age 65 of an annual benefit equal to 50% of Employee's most recent base salary payable for Employee's life or at Employee's option either a) an equivalent total benefit with actuarially reduced monthly payments payable to Employee during his life and that of his estate or b) a Life Annuity Period Certain included in the Life Income Option. Raymond has purchased a whole life insurance policy with rights of conversion to an annuity contract to partially fund such benefits at age 65, which shall be paid whether or not Employee continues in employment past age 65. If Employee shall retire from full-time employment with Raymond at age 62 or after, but prior to age 65, with the approval of the Board of Directors of Raymond, Employee shall be entitled to a supplemental pension benefit in an amount equivalent to the annuity which can be provided under said policy as of the date of early retirement. Raymond shall not be obligated to maintain such policy to partially fund the supplemental pension. Except as expressly provided herein and in paragraph 10, Employee shall have no right to a supplemental pension benefit.

         The parties hereto agree that except as amended herein, the Employment Agreement, as amended, continues in full force and effect and sets forth the entire understanding of the parties with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the 1st day of November, 1995.


                                  THE RAYMOND CORPORATION

                                  By /s/ William B. Lynn
                                     -------------------------------
                                     William B. Lynn
                                     Executive Vice President



                                    /s/ Ross K. Colquhoun
                                 ------------------------------------
                                    Ross K. Colquhoun